                                                                    EXHIBIT 10.4

                                 LEASE AGREEMENT
                                 BY AND BETWEEN
                        DUCK POND CREEK, LLC ("LANDLORD")
                                       AND
                           BLACKBAUD, INC. ("TENANT")

                                  ************

                                    Exhibits

                                 A - Property Description

                                 B - Rent

                                 C - Easement

                                 D - Construction Document List

STATE OF SOUTH CAROLINA )
                        ) LEASE AGREEMENT
COUNTY OF BERKELEY      )

         THIS LEASE AGREEMENT (the "Lease") executed this 13th day of October, 1999, to be effective as of this date, by and between DUCK POND CREEK, LLC, a South Carolina limited liability company ("Landlord") and BLACKBAUD, INC., a South Carolina corporation, ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord is developing an office building on a parcel of land located on Daniel Island in Berkeley County in the City of Charleston, South Carolina; and

         WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Property as defined herein subject to all terms and conditions as set forth hereinafter;

         NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) in hand paid by Tenant to Landlord, the receipt and sufficiency of which are hereby acknowledged and in consideration of the rents to be paid to Landlord by Tenant, and covenants and agreements herein agreed to be performed by Landlord and Tenant, Landlord does hereby grant and lease to Tenant the following described property (the "Property"), subject to the following terms and conditions:

         1. Property. The Property is hereby described as that certain real property located in Berkeley County, South Carolina as more particularly described in Exhibit A, which is attached to this Agreement and made a part hereof. The Property includes all buildings and improvements located or to be located thereon.

         2. Term. The term ("Term") of this Lease shall be ten (10) years after thirty (30) days following the issuance of a Certificate of Occupancy, as hereinafter defined, for the office building being constructed on the Property by Landlord (the "Commencement Date"), with two (2) five (5) year options by Tenant to renew. Tenant shall provide Landlord with not less than one hundred eighty (180) days' prior written notice of exercise of the options to renew. Base Rent for any such renewal terms(s) shall be in the amount set forth in Exhibit B hereto. Promptly after the Commencement Date, Tenant and Landlord shall execute and deliver a written notice confirming the Commencement Date and the end of the initial term and each renewal term hereunder. As used herein, the term "Certificate of Occupancy" shall mean, collectively, any certificate of occupancy, certificate of completion or any other certificate of approval issued or to be issued by a governmental authority necessary for the use and occupancy by Tenant of the office building.

         3. Net Lease. UNLESS OTHERWISE PROVIDED IN THIS LEASE (INCLUDING IN SECTIONS 5 AND 10 HEREOF), THIS IS AN ABSOLUTELY NET LEASE AND LANDLORD SHALL NOT BE REQUIRED TO PAY ANY EXPENSE, TO PROVIDE ANY SERVICES, OR TO DO ANY ACT OR THING WITH RESPECT TO THE PROPERTY, INCLUDING THE BUILDING, IMPROVEMENTS, OR ANY APPURTENANCES TO SAME. THE RENT PAYABLE UNDER THIS LEASE SHALL BE PAID TO LANDLORD WITHOUT ANY CLAIM ON THE PART OF TENANT FOR DIMINUTION, SET-OFF OR ABATEMENT

AND NOTHING SHALL SUSPEND, ABATE OR REDUCE ANY RENT TO BE PAID HEREUNDER, EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE (INCLUDING IN SECTIONS 5 AND 10 HEREOF).

         4.       Rental.

                  (a) Monthly Rental. During the Term hereof, Tenant shall pay to Landlord a monthly base rent (the "Base Rent") as set forth on Exhibit B attached hereto and incorporated by reference herein. Rent shall be due and payable on the first (1st) day of each month with any partial month to be pro-rated.

                  (b) Additional Rent. During the Term hereof, in addition to the monthly Base Rent, Tenant shall pay additional rent ("Additional Rent") as follows:

                      [1]      Utilities. Tenant agrees to have all utilities
placed in its name (and Landlord shall reasonably cooperate therewith) and pay all utilities for the Property, including, but not limited to, gas, water, sewer, electricity, and disposal waste fees.

                      [2]      Real Estate Taxes and Assessments. Tenant shall
pay all real estate taxes and assessments, including any fees in lieu of taxes, both general and special, which may be levied or assessed by the taxing authorities against the land, buildings and all other improvements within or constituting the Property on or before the due date without any further notice from Landlord.

                      [3]      Personal Property Taxes and Assessments. The
Tenant shall be responsible for and shall pay, before delinquency, all municipal, county, state or federal taxes, including any fees in lieu of taxes, assessed against any leasehold interest or any fixtures, furnishings, equipment, stock and trade, or other personal property owned, installed or used on the Property, or any further improvements to the Property by Tenant.

                      [4]      Documentary and Rental Taxes. Should any
governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess, or impose any documentary stamp tax for tax, excise and/or assessment (other than an income or franchise tax, upon or against the rentals payable by Tenant to the Landlord, or on any rental, leasing, or letting of the Property) due to the execution hereof, either by way of substitution or in addition to any existing tax on land and buildings or otherwise, Tenant shall be responsible for and shall pay such documentary stamp tax, tax, excise and/or assessment, including any fees in lieu of taxes, or shall reimburse Landlord for any amount thereof as the case may be. Tenant, at its sole cost and expense, shall have the right to contest in good faith any taxes either imposed upon it by any applicable governmental authority or for the payment of which it is responsible hereunder, provided that Tenant provides notice to Landlord of any such contest, bonds over or otherwise has discharged any lien that may attach to the Property as a result thereof, indemnifies Landlord from and against any loss, cost, or damage (including, without limitation, court costs and reasonable attorneys' fees and expenses) arising as a result of such contest, and otherwise continues to comply with all of the terms and conditions of this Lease.

                      [5]      Insurance. Tenant shall pay annually all amounts
expended by Landlord for property and casualty insurance with respect to the Property sufficient, in the reasonable opinion of Landlord, to protect Landlord from any loss, subject to Section 7(a) hereof.

                      [6]      Allocation of Utilities, Taxes, and Insurance
Costs. To the extent that any costs of or expenses for any utilities, taxes, or insurance, as provided above, are charged or billed to Landlord or to Tenant, as applicable, together with charges attributable to the Stadium Property, as defined in Section 6, Landlord and Tenant, in good faith, shall fairly allocate the same as between the Property and the Stadium Property, and Tenant shall not be responsible for paying any such costs or expenses allocable to the Stadium Property, which costs and expenses shall be paid by Landlord in a timely manner. In the event that Landlord and Tenant cannot agree on any such allocation, Landlord and Tenant shall agree on and choose, in good faith, an appropriate independent expert or other independent qualified individual to make such allocation, and the determination of such expert or qualified individual shall be conclusive and binding upon Landlord and Tenant.

                  (c) Additional Charges. Any charges due Landlord by Tenant under this Lease, including but not limited to damage to the Property caused by Tenant or Tenant's employees, agents, contractors, licensee, or invitees, legal fees, costs of default remedies, past due charges for utilities, insurance, cleaning, maintenance and repairs, etc., or for work done on the Property by order of Tenant, shall be considered as Additional Rent due (in addition to all other Rent payable) and shall be included in any statutory landlord's lien, if applicable, for that period. (Base Rent and Additional Rent may sometimes be referred to collectively hereunder as "Rent.")

                  (d) Late Charges. In the event any monthly payment of Rent shall not be paid within ten (10) days of when such payment is due, Tenant shall pay an additional amount equal to four percent (4%) of the amount due.

                  (e) Fees-in-Lieu of Taxes. In the event that any taxing or assessing authority has agreed to tax or assess Landlord or Tenant, as applicable, by means of a "fee-in-lieu" of taxes with respect to the Property, Landlord and Tenant agree to cooperate reasonably with one another to the extent necessary to finalize any such fee-in-lieu agreement(s) with such taxing authority.

                  4A       Use of Property and Compliance with Laws. Tenant
agrees to use the Property as an office building, with applicable reasonable ancillary uses and for no other use, and Tenant shall not use the Property for any illegal, unlawful, or other purposes. The Property shall not be used as a residence, sleeping quarters, or other domestic dwelling. Tenant agrees to comply with and adhere to all laws, whether municipal, state, federal or otherwise, applicable to and affecting the Property, including but not limited to all environmental laws affecting the Property, provided that nothing in this
Section 4 shall modify or diminish Landlord's obligations to Tenant pursuant to
Section 5 or Section 10 hereof. Tenant, at its sole cost and expense, shall have the right to contest in good faith any laws affecting the Property, provided that Tenant provides notice to Landlord of any such contest, bonds over or otherwise has discharged any lien that may attach to the Property as a result thereof, indemnifies Landlord from and against any loss, cost, or damage (including, without limitation, court costs and reasonable attorneys' fees and expenses) arising as a result of such contest, and otherwise continues to comply with all of the terms and conditions of this Lease.

                  5. Construction. Tenant has reviewed all of the plans, drawings, specifications and all other documentation in effect or available as of the date hereof (the "Construction Documentation") to be utilized in developing the Property including interior fit out. Landlord, at its sole cost, shall construct the improvements in substantial conformity with the Construction Documentation, in a good and workmanlike manner consistent with industry standards in the Charleston, South Carolina area for the design and construction of first-class office buildings, and in compliance with all legal requirements (including any Daniel Island conditions, covenants, or restrictions). In addition, Landlord and Tenant acknowledge and agree that as part of Landlord's construction responsibilities hereunder Landlord, at its sole cost, shall also design and install (or cause the same to be done) within the Premises computer and telecommunications wiring and cabling, including related wiring and cabling installations and fixtures appropriate for Tenant's use as a software development and marketing company (collectively, "Cabling") to a standard customary for first-class office buildings in the Charleston, South Carolina area according to plans and specifications for such Cabling to be agreed upon by Landlord and Tenant in good faith. At the time the plans and specifications for the Cabling are finalized, the same shall be confirmed in writing by Landlord and Tenant and shall become a part of the Construction Documentation, and references in this Section 5 and elsewhere in this Lease to the "improvements" or the "office building" shall be deemed to include the Cabling. The target date for Landlord's completion of the office building on the Property is June 1, 2000 (the "Target Date"). As used in this Section 5, the term "improvements" includes the construction of the office building and all other work described in the Construction Documentation, including building systems and equipment, interior work, paving, landscaping, and irrigation. If Landlord, on before the Target Date, is unable to complete the office building in accordance with the Construction Documentation and to deliver possession of the Property including the office building for occupancy for any reason whatsoever, this Lease shall be not affected or impaired in any way, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, except to the extent provided in this Section 5. Landlord shall use its commercially reasonable best efforts to meet the Target Date, provided, however, that if the office building on the Property is not substantially completed in accordance with the Construction Documentation and available for occupancy by the Target Date, this Lease shall not terminate, but the Commencement Date and Tenant's obligations to pay Rent upon the Commencement Date shall not begin until thirty (30) days after the issuance of a Certificate of Occupancy, as provided in Sections 2 and 4, above. In the event that Landlord fails to complete the office building in accordance with the Construction Documentation and to deliver the Property to Tenant by the Target Date and in the event that Tenant, thereby, must pay to its then current landlord any increased rent or holdover penalties, or if Tenant is forced by its then current landlord to move from its current premises to temporary premises, Landlord shall promptly, after written demand accompanied by reasonable substantiation of all actual costs, reimburse Tenant for the actual costs of such penalties and reasonable moving costs, if applicable, and for any increase in rent over and above Tenant's then current rent, incurred by Tenant for the period after the Target Date but prior to the Commencement Date hereunder. Notwithstanding the foregoing sentence, in the event of a tropical storm or hurricane that causes material structural damage to the improvements (as certified in writing by the general contractor) prior to the date of Closing, as defined in that certain Recapitalization Agreement dated September 13, 1999, by and between the Blackbaud Group, the Selling Shareholders, the Purchaser, and H&F Investors, as defined therein, Landlord shall be responsible for only fifty percent (50%) of such penalties and costs for the first six (6) months after the Target Date (except to the extent of relocation costs, if necessary, for which Landlord shall pay one hundred percent (100%) of the costs), provided, however, that after such six (6) month period, Landlord shall be responsible for all penalties and increased rent as provided in the preceding sentence notwithstanding that such damage is caused by a tropical storm or hurricane. Upon substantial completion of the improvements, which shall include Landlord's obtaining a Certificate of Occupancy sufficient to allow Tenant to take possession of the Property, Tenant and Landlord will agree to a punch list, which will be completed by Landlord in a commercially reasonable manner. Upon punch list completion, Tenant will completely and thoroughly examine the improvements to the Property. Upon acceptance by Tenant, except as expressly provided herein, Tenant agrees to accept the Property and all improvements thereon in its then-present condition. After acceptance, Landlord makes no warranties of any kind, express or implied, regarding the Property, its condition or its potential uses, provided, however, that Landlord shall be responsible for the repair of any defects in design, materials, and workmanship to the extent of and for the duration of any warranties which Landlord has received from its contractor and architect regardless of whether Landlord actually seeks to enforce, or recovers any expenses or damages pursuant to, such warranties. Landlord shall also assign to Tenant all assignable manufacturers' warranties applicable to the Property, and Landlord shall not thereafter be responsible for the repair or replacement of any such warranted manufactured items notwithstanding Landlord's limited warranty contained in the preceding sentence. Regarding the construction of the improvements on the Property, Landlord represents and covenants to Tenant:

                  (a) Attached hereto as Exhibit D is a true and accurate list of the plans and specifications, construction budget and schedule, construction contract with the general contractor, and contract with the architect and Landlord covenants that such documents and materials shall not be amended, modified or supplemented (other than to a de minimus extent) without the prior written consent of Tenant;

                  (b) The plans and specifications set forth on Exhibit D provide that the work to be performed by Landlord, at Landlord's cost, pursuant to this Section 5, includes construction of improvements, fit-up, and related work on the exterior and grounds at least comparable to the offices currently occupied by tenant;

                  (c) To Landlord's knowledge after due inquiry, Landlord has obtained all necessary permits and approvals required for construction of the improvements to date;

                  (d) Landlord has complied and shall comply with all loan document, insurance, and legal requirements (including any Daniel Island restrictions, covenants, or restrictions) in connection with construction of the improvements;

                  (e) To Landlord's knowledge after due inquiry, no default (or conditions that with notice or the passage of time would constitute a default) by Landlord exists under the loan documents in connection with the construction of the improvements;

                  (f) To Landlord's knowledge after due inquiry, no default (or conditions that with notice or the passage of time would constitute a default) by the general contractor or the architect exists under their respective contracts with respect to the construction of the improvements; and

                  (g) Landlord has adequate financial resources (loan proceeds together with available equity) to complete the project in a timely manner.

During the period following the execution of this Lease but prior to the Commencement Date, Landlord, at Tenant's request, shall provide Tenant with reasonably detailed information as to the status of the construction of the improvements and shall provide Tenant and its consultants or representatives with the opportunity to inspect the project periodically, at reasonable times and upon reasonable prior notice. Landlord further covenants and agrees that up to three (3) of Tenant's employees and/or consultants ("Tenant's Representatives"), to be designated by Tenant, shall be invited to, and permitted to attend, all significant project team meetings (including meeting with the general contractor and architect) in connection with the construction of the improvements, and Landlord agrees to consult with and to consider in good faith the suggestions and recommendations, if any, of Tenant's representatives with respect to the construction of the improvements.

         6. Parking and Access Easement. Notwithstanding anything stated herein to the contrary, this Lease is subject to a parking and access easement for the benefit of the stadium property adjacent to the Property (the "Stadium Property"), in the form attached hereto as Exhibit C and made a part hereof, to use the parking areas located on the Property for parking for events held on the Stadium Property and to use the access ways, driveways, and parking areas located on the Property for vehicular and pedestrian access, ingress, egress, and regress to and from the Stadium Property. The Landlord shall record in the real estate records of Berkeley County, South Carolina an easement instrument in the form attached hereto as Exhibit C. Landlord shall not materially modify such recorded easement without first obtaining the written consent of Tenant, which shall not unreasonably be withheld. Subject to Landlord's rights of entry and inspection as provided in this Lease, and except as set forth in the easement described in Exhibit C, Tenant and Tenant's agents, employees, licensees, and invitees shall have the exclusive right to use and occupy the Property during the Term hereof.

         7.       Insurance.

                  (a) Insurance Required. Tenant shall not carry any stock of goods or do anything in or about the Property which would, in any way, restrict or invalidate any insurance coverage of the Property. Tenant agrees to pay, upon demand, as Additional Rent, any and all premiums of insurance carried by the Landlord on the leased Property resulting from or in connection with Tenant's use or occupancy, including, without limitation, hazard insurance for the Property and the improvements located thereon in the amount of their full replacement value. Such insurance shall be at customary market rates and (with respect to coverage other than hazard insurance) shall be for insurance of such types and amounts as are customarily maintained by landlords under net leases of first-class office properties in the Charleston area, and Landlord shall provide Tenant, upon request, with evidence of such coverage. Landlord may elect to carry any such insurance in the form of umbrella coverage and Landlord's hazard insurance shall include a customary waiver of subrogation against Tenant and its agents and employees. Tenant shall keep in full force and effect at Tenant's expense, insurance for personal property, trade, fixture, business interruption, environmental injury (to the extent customary for office tenants under net leases of first-class offices in the Charleston area and available at customary market rates), and public liability all in form and substance reasonably satisfactory to Landlord, in which Tenant shall be named as the Insured and Landlord as the additional insured with the following minimum coverage: replacement cost as to property damage and Five Million Dollars ($5,000,000.00) as to general liability. Said policy or policies shall bear endorsements to the effect that the insurer agrees to notify the Landlord not less than thirty (30) days in advance of any modification or cancellation thereof. Tenant shall provide Landlord with a certificate of insurance prior to occupancy. Should Tenant fail to carry such public liability insurance, the Landlord may, at its option (but shall not be required to do so) cause public liability insurance as aforementioned, to be issued, and, in such event, the Tenant agrees to pay the premium for said insurance promptly upon Landlord's demand.

                  (b) Increased Insurance Risk. Tenant will not permit the Property to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or the insurance risk more hazardous or increase the insurance premiums in effect at the time prior to commencement of the term of this Lease. Tenant will not keep, use or sell, or allow to be kept, used or sold in or about the Property, any article or material which is prohibited by law or by standard fire insurance policies of the kind customarily in force with respect to premises of same general type as the Property. If the insurance premium is increased due to Tenant's occupancy, Tenant agrees to immediately pay the amount of such increase and to maintain such insurance in effect in accordance with the provision of this Lease.

                  (c) INSURANCE FOR PERSONAL PROPERTY. ALL PERSONAL PROPERTY, MERCHANDISE, FIXTURES, AND EQUIPMENT PLACED OR MOVED INTO THE PROPERTY SHALL BE AT THE RISK OF TENANT OR THE OWNERS THEREOF, AND LANDLORD SHALL NOT BE LIABLE FOR ANY DAMAGES, LOSS OR THEFT OF SAID PERSONAL PROPERTY, MERCHANDISE, FIXTURES, OR EQUIPMENT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS LEASE.

         8. Maintenance and Repair. At Tenant's expense, Tenant shall make all repairs necessary to maintain the Property and all improvements located thereon in a good operating condition and repair. This obligation extends to all improvements, whether interior or exterior, ordinary or extraordinary, including roof, foundation, window glass, plate glass, store fronts, sidewalks, curbs, parking spaces, doors, window screens, awnings, locks, keys, weather stripping and thresholds as well as all interior vaults, floors, walls, ceiling and floor coverings. Tenant's responsibility to maintain the improvements shall also include landscaping; irrigation; the replacement, servicing, repair and maintenance of equipment and fixtures at the Property, including the heating, ventilation, and air conditioning systems and changing filters for such systems. Tenant shall also repair and be responsible for the damage caused by stoppage, breakage, leakage, overflow, discharge or freezing of plumbing pipes, soil lines or fixtures. If any part of the improvements is damaged by Tenant, or Tenant's employees, agents, or invitees or any breaking and entering of said improvements, Tenant shall provide Landlord with prompt written notification of all damage to the Property. After notification and approval by Landlord, repairs shall be made promptly at Tenant's expense so as to restore said improvement to its previous condition. If Tenant refuses or neglects to commence the necessary repairs within thirty (30) days after the written demand by Landlord (other than in the case of emergency), Landlord may (but shall not be required to) make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's stock, business or fixtures by reason thereof, and if Landlord makes such repairs, Tenant shall pay to Landlord, on demand, as Additional Rent, the actual cost thereof. Tenant's failure to pay shall constitute a default under this Lease. Tenant's failure to give, or unreasonable delay in giving, notice of needed repairs or defects shall make Tenant liable for any loss or damage resulting from delay or needed repairs. Notwithstanding Tenant's stated maintenance and repair obligations hereunder, Landlord shall be responsible for (a) any maintenance and/or repair to the parking areas and driveways (including landscaping, curbs, and light poles and fixtures) located on the Property to the extent that the need for such maintenance and/or repair is caused by the acts or omissions of the Landlord or any of its tenants (or their respective employees, agents, contractors, or invitees) in connection with the Stadium Property's use of the Property pursuant to the Easement set out in Exhibit C hereof, and (b) any repairs required of Landlord under Section 18 hereof.

         9. Regulations and Sanitation. Tenant shall keep the Property, clean, safe, sanitary, free from environmental hazards arising from the acts or omissions of Tenant, its agents, employees, contractors, or invitees, and in compliance with all laws, ordinances, regulations and requirements of any legally constituted public authority, including all environmental rules and regulations to the extent that any breach thereof is caused by the acts or omissions of Tenant, its agents, employees, contractors, or invitees. If (following notice and a right to cure as provided in Section 29 hereof) Tenant fails to comply with any such laws, ordinances, regulations and requirements, or any aspect thereof, including notice requirements, such failure shall constitute a default by Tenant under this Lease. Notwithstanding anything to the contrary in this Lease, if such a failure occurs by Tenant, Landlord may, without being liable for trespass, immediately re-enter the Property and take whatever steps Landlord deems necessary to protect Landlord's interest. Tenant shall keep broom clean all areas within the Property such as front sidewalks and areas around the buildings thereon. Cleaning includes removing any trash or refuse deposited upon the Property or any adjacent public area by Tenant, Tenant's customers or anyone else. In the event of non-compliance by Tenant (following notice and a right to cure as provided in Section 29 hereof, except in the event that Landlord reasonably determines that such circumstances constitute an emergency, health hazard, or other unreasonable condition), Landlord shall have the right to have said areas cleaned, trash and refuse removed and charge the expense to Tenant as additional rent which shall be due and payable upon demand, non-payment of which shall constitute a default of this Lease. Tenant shall employ, if Landlord reasonably determines it is necessary, a reputable pest extermination company at regular intervals.

         10.      Hazardous Materials.

                  (a) Tenant represents, warrants and agrees that: (i) during the Term, the Property shall be kept free of Hazardous Materials (as defined herein), arising from Tenant's use or occupancy of the Property (and that of its agents, employees, contractors, and invitees) except for small amount of Hazardous Materials such as copy toner and cleaning supplies used in the ordinary course of Tenant's business and office use and at all times subject to any applicable Environmental Laws, and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, produce or process Hazardous Materials; (ii) Tenant shall not cause or permit the installation of Hazardous Materials in, on, over or under the premises or a Release (hereinafter defined) of Hazardous Materials onto or from the property or suffer the presence of Hazardous Materials in, on, over or under the Property; (iii) Tenant shall comply with, and insure compliance by Tenant's agents, employees, contractors, and invitees with, all applicable Environmental Laws (as hereinafter defined) relating to or affecting the Property, and Tenant shall keep the Property free and clear of any liens imposed pursuant to any applicable Environmental Laws, all at Tenant's sole cost and expense; (iv) Tenant shall immediately give Landlord oral and written notice in the event that Tenant receives any notice from any governmental agency, entity, or any other party with regard to Hazardous Materials on, from or affecting the Property and Tenant shall conduct and complete all investigations, studies, sampling and testing, and all remedial soil removal, and other actions necessary to clean up and remove all Hazardous Materials, on from or affecting the Property in accordance with all applicable Environmental laws.

                  (b) Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all liens, demands, actions, suits, proceedings, disbursements, liabilities, losses, litigation, damages, judgments, obligations, penalties, injuries, costs, expenses (including without limitation, reasonable attorney and expert fees and expenses) and claims of any and every kind whatsoever paid, incurred, suffered by or asserted against Landlord and/or the Property for, with respect to, or as a direct or indirect result of the following: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or release on or from, the Property of any Hazardous Materials if caused by or within the control of the Tenant; (ii) the failure by Tenant to comply fully with the terms and provisions of this paragraph. In the event Landlord reasonably suspects Tenant has violated any of the covenants, warranties or representations contained in this paragraph, or that the Property is not in compliance with the Environmental Laws for any reason, or that the Property is not free of Hazardous Materials for any reason, Tenant shall take such steps as Landlord requires by written notice to Tenant in order to confirm or deny such occurrences, including, without limitation, the preparation of environmental studies, surveys or reports. In the event Tenant fails to take such action, Landlord may take such action as Landlord reasonably deems necessary, and the cost and expenses of all actions taken by Landlord, including, without limitation, Landlord's reasonable attorney's fees, shall be added as Additional Rent. Notwithstanding the foregoing, in no event shall Tenant be responsible to Landlord for the presence or release of Hazardous Materials at, within, or around the Property or for the violation of any Environmental Laws (i) which existed prior to the commencement of Tenant's use or occupancy of the Property or (ii) which was not caused in whole or in part by Tenant or its agents, employees, officers, partners, contractors, or invitees.

                  (c) Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all liens, demands, actions, suits, proceedings, disbursements, liabilities, losses, litigation, damages, judgments, obligations, penalties, injuries, costs, expenses (including without limitation, reasonable attorney and expert fees and expenses) and claims of any and every kind whatsoever paid, incurred, suffered by or asserted against Tenant and/or the Property for, with respect to, or as a direct or indirect result of the following: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or release on or from, the Property of any Hazardous Materials prior to the Commencement Date or (ii) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or release on or from, the Property of any Hazardous Materials occurring on the Property as a result of the use of the Property by Landlord or the employees, agents, tenants, licensees, or invitees of Landlord in connection with the use of the Stadium Property and the easement set forth in Exhibit C hereof.

                  (d) For the purposes of this Lease: (i) "Hazardous Material" or "Hazardous Materials" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, and/or any hazardous, toxic or dangerous waste, substance or material defined as such or defined as a Hazardous Substance or any similar term, by, in, or for the purposes of the Environmental Laws, including, without limitation section 101(14) of CERCLA (hereinafter defined);
(ii) "Release" shall have the meaning given such term, or any similar term, in the Environmental Laws, including, without limitation, Section 101(22) of CERCLA; and (iii) "Environmental Law" or "Environmental Laws" shall mean any "Super Fund" or "Super Lien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials as may now or at any time hereafter be in effect, including, without limitation, the following, as same may be amended or replaced from time to time, and all regulations promulgated thereunder or in connection therewith: The Super Fund Amendments and Reauthorization Act of 1986 ("SARA"); The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); The Clean Air Act ("CAA"); the Clean Water Act ("CWA"); The Toxic Substances Control Act ("TSCA"); The Solid Waste Disposal Act ("SWDA"), as amended by the Resource Conservation and Recovery Act ("RCRA"); the Hazardous Waste Management System; and the Occupational Safety and Health Act of 1970 ("OSHA"). The obligations and liabilities of Tenant under this Paragraph shall survive this Lease and any eviction of, or abandonment by, the Tenant.

         11. Alterations. Tenant shall be allowed to make reasonable alterations to the Property provided any such alterations are in accordance with all applicable building codes, are approved by Landlord IN WRITING and IN ADVANCE, which approval shall not unreasonably be withheld or delayed. All additions, or improvements affixed to the building by Tenant including carpeting, tile or other floor covering, wall covering, ceiling tile, etc. made with or without Landlord's written consent shall become part of the Property, and the property of Landlord upon installation or shall be removed by Tenant at the expiration or earlier termination of the Lease, at Landlord's election made by Landlord in writing to Tenant within five (5) days of the time any such additions or alterations shall have been approved by Landlord in accordance with this Section 11, or, if such additions or alterations are of a type that do not require Landlord's prior written approval, as provided below, then within five
(5) days of written notice to Landlord that Tenant will undertake such additions or alterations, provided that if Landlord shall have failed to make such election, Tenant shall have the right either to remove any such additions or alterations at the end of the Term and, at Tenant's expense, make any restoration or repair required as a consequence of such removal, or to abandon any such additions or improvements, whereupon they shall remain as part of the Property. Trade fixtures and office furniture shall be installed so as to be readily removable without injury to the Property or any injury caused by said removal shall be repaired immediately at Tenant's expense. Said trade fixtures shall be removed from the Property before the end of this Lease or shall be deemed abandoned by Tenant. Tenant shall not install or maintain any equipment, partitions, furniture, etc. which the weight or the operation of which would tend to injure or be detrimental to the Property. Notwithstanding the foregoing, Landlord's consent shall not be required with respect to alterations that (a) cost less than $50,000.00 on a per-project basis (which $50,000.00 amount shall be deemed to increase annually during the Term based upon CPI), (b) do not affect the building's systems, structural components, or exterior (other than to a de minimus extent), and (c) do not adversely affect the market value or utility of the Property. All other alterations require Landlord's prior written consent, which shall not unreasonably be withheld or delayed. In any event, all alterations by Tenant shall be performed with due diligence, in a good and workmanlike manner consistent with industry standards in the Charleston, South Carolina area for design and construction of first-class office buildings, in compliance with all laws (including any Daniel Island restrictions), and shall be promptly paid for by Tenant. All alterations requiring Landlord's approval hereunder shall be made by Tenant under the supervision of an engineer or architect and by a general contractor and pursuant to plans and specifications reasonably approved by Landlord. Notwithstanding anything in this Section 11, in all events Tenant shall provide Landlord with written notice of its intention or desire to make additions or alterations to the Property, such notice to set out in reasonably specific detail the nature and extent of such additions or improvements. In all events, upon request from Landlord, Tenant shall promptly provide to Landlord a copy of Tenant's construction plans, specifications, and budget for any proposed additions or alterations.

         12. Assignment or Sub-Lease. Tenant shall not, without written consent of Landlord, in each case, assign, transfer, mortgage, pledge or otherwise encumber or dispose of this Lease, or sublet the Property, or any part thereof, or permit the Property to be occupied by other persons. Such consent shall not unreasonably be withheld, conditioned or delayed by Landlord, provided that Tenant, upon at least thirty (30) days' prior written notice to Landlord but without the necessity of obtaining Landlord's prior written consent, may assign or sublease the Property or portions thereof (subject to all of the terms and conditions of this Lease) to an entity controlling, controlled by or under common control with Tenant, and in any such event Tenant shall remain fully liable for the Rent and other obligations hereunder. If this Lease is assigned, or if the Property, or any part thereof, be subject to the possession of or occupied by any other person, firm, office or corporation, with or without written permission of Landlord, it will not relieve Tenant of any obligations under the terms of this Lease and if sublet, assigned or occupied without the Landlord's permission (except as permitted hereby), this Lease may, at the option of the Landlord, be terminated by a seven-day written notice. In the event Tenant shall sublease the Property, or any part of it, in accordance herewith for net rent in excess of the Rent payable hereunder, Tenant shall pay to Landlord, monthly, in advance, as Additional Rent hereunder, one-half (1/2) of all such excess net rent. For purposes of this Section, "net rent" shall reasonably be computed by subtracting from gross rent reasonable and customary costs and expenses as are actually incurred or accrued by Tenant in connection with such subletting, including, without limitation, advertising costs, reasonable and customary real estate brokerage commissions, customary subtenant improvement costs, and operating expenses (to the extent Tenant subleases a portion of its premises on a "full service" basis). If the sublease affects only a portion of the Property, then the determination of excess net rent shall be based on the square footage occupied by the subtenant as compared to the entire Property. Any proposed assignee that proposes to assume Tenant's obligations hereunder shall execute an assumption agreement reasonably satisfactory to Landlord before consent shall be given. Tenant shall not be entitled directly or indirectly to sublet the Property or to assign, sell or transfer this Lease or any portion thereof except pursuant to this Section 12. Any attempted transfer or sublet other than in accordance with this Section 12 shall be null and void ab initio and shall constitute a default under this Lease. If Tenant desires to transfer any rights hereunder and to request a release from this lease, Tenant may make a written request to Landlord for a release. Tenant acknowledges that Landlord shall have the right to negotiate a new Lease with such third party either under the same terms and conditions of this Lease or upon new terms and conditions. Landlord agrees to begin such negotiations upon the request of Tenant for a release from this Lease. Such request shall include Tenant's deposit of an amount equal to two (2) months Base Rent in escrow to insure compliance with this Lease during the term of negotiations with any third party introduced to Landlord by Tenant and shall further include the deposit of such other sums, including (1) a sum sufficient in Landlord's opinion to reimburse Landlord for all out-of-pocket expenses, including legal fees, actually incurred in the work related to the release and to the negotiations with the party to whom the Tenant desires to sell its equipment and (2) all sums agreed upon for the release. If Landlord agrees to execute a new lease for the Premises with a third party and if Tenant has paid Landlord all amounts required for the release, Tenant shall be released. However, if Landlord does not agree to execute a new lease with such third party, in Landlord's sole discretion, but rather consents (in accordance with this Section 12) to a sublease under or an assignment of the Lease, Tenant shall not be released from its obligations under the Lease, and Landlord shall retain the necessary amount from the escrowed funds to pay Landlord's out-of-pocket expenses in connection with such prior negotiation and the assignment or subleasing. If the amount escrowed is insufficient, Tenant shall immediately pay Landlord the deficiency. Notwithstanding the foregoing and to the extent permitted by Landlord's then mortgagee, Tenant shall have the right to mortgage its leasehold interest hereunder, provided, however, that Landlord shall not be required to subordinate its fee interest to any such leasehold mortgagee. Subject to Landlord obtaining the consent of its then mortgagee, Landlord agrees to consent in writing to the reasonable and customary rights of Tenant's leasehold mortgagee. Landlord shall reasonably cooperate with Tenant in obtaining the consent of Landlord's mortgagee any transaction described in this Section 12 for which the consent of Landlord's mortgagee is required, provided, however, that Landlord shall not be responsible to Tenant if Landlord's mortgagee refuses to grant such consent or somehow conditions its consent, and further provided that, in any event, Tenant shall reimburse Landlord for its reasonable attorneys' fees incurred in connection with any such request. Notwithstanding anything in this Section 12 to the contrary, in no event shall Landlord consent to any sublease, or assignment, or leasehold mortgage where Landlord's mortgagee has refused or refrained from giving its consent to the same pursuant to its rights under applicable loan documents that are binding and enforceable against Landlord.

         13. Signs or Awnings. Tenant shall have the right to place or install reasonable signs, notices, pictures or advertising matter upon the exterior of the leased Property after first having obtained Landlord's written consent, which shall not unreasonably be withheld or delayed. Any and all signs placed on the Property by Tenant shall be maintained in compliance with rules and regulations governing such signs. Tenant shall be responsible to Landlord for any damages caused by installation, use, maintenance, or removal of said signs. Any electrical service needed for signs shall be installed at the Tenant's expense. Landlord shall not withhold its consent to any requests for approval of Tenant's signage where such signage is in compliance with all laws (including any Daniel Island restrictions) and is consistent with Tenant's originally-approved signage in content, size, design, quality, and illumination.

         14. Waiver of Landlord's Rights. No failure by Landlord to exercise any power given by Landlord hereunder, or to insist upon Tenant's strict compliance with Tenant's obligations hereunder, and no custom or practice of the parties at variance with the terms hereof will constitute a waiver of Landlord's rights to demand exact compliance with the terms of this Lease at a future time. The rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to exclude the right to use another.

         15. Waiver of Tenant's Rights. No failure by Tenant to exercise any power given by Tenant hereunder, or to insist upon Landlord's strict compliance with Landlord's obligations hereunder, and no custom or practice of the parties at variance with the terms hereof will constitute a waiver of Tenant's rights to demand exact compliance with the terms of this Lease at a future time. The rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to exclude the right to use another.

         16. Right of Entry. Landlord, without being liable for trespass or damages, shall have the right to enter the Property after reasonable notice during reasonable hours to examine the same, or to make repairs as provided in this Lease (or to inspect for the need for the same) or to exhibit said Property. Landlord shall also be allowed to post a "For Rent" notice during sixty (60) days before the expiration of the Term of this Lease. Said right to entry shall likewise exist for the purpose of removing (after notice to Tenant and a right to cure as provided in Section 29 hereof, except in an emergency) place cards, signs, fixtures, alterations or additions which do not conform to this Lease. In accordance with this right, Tenant shall give Landlord a key to any and all applicable locks (except for locks on desks, filing cabinets, safes, and vaults), security systems and burglar alarms. Tenant shall not change or install new locks or security systems without the written consent of Landlord, which shall not unreasonably be withheld.

         17. Liens. Tenant shall not create, or permit to be created, any liens for labor or material against Landlord's interest in the Property. All persons contracting with the Tenant for the erection, installation, alteration, repair or demolition of any building or other improvements on the Property, and all materials, flyers, contractors, mechanics, and laborers are hereby charged with notice that they must look to the Tenant and to the Tenant's interest only in the Property to secure payment of any bill for work or material furnished during the rental period created by this Lease. The placement of any liens of record arising from the acts or omissions of Tenant, its agents, employees, contractors, or invitees will constitute a default hereunder.

         18. Damages to or Destruction of Property. Tenant shall give prompt written notice to Landlord of any damage to the Property caused by fire or other casualty. In the event the Property and the improvements located thereon are damaged by fire, explosion or any other casualty to an extent which is less than fifty percent (50%) of the cost of replacement of the improvements located on the Property, the damage shall promptly be repaired by Landlord at Landlord's expense in a manner (including design and quality of materials and workmanship) substantially equivalent to the original construction of the improvements, provided that Landlord shall not be obligated to expend for such repair an amount in excess of the net insurance proceeds recovered or reasonably recoverable as a result of such damage and released to Landlord by Landlord's then mortgagee, and that in no event shall Landlord be required to repair or replace Tenant's stock-in-trade, fixtures, furniture, furnishings, floor coverings and Tenant's equipment. Notwithstanding the foregoing, in the event of any such damage and (a) Landlord reasonably has determined that Landlord shall not be provided sufficient insurance proceeds to repair, restore, and replace the improvements as required hereunder or (b) the Property and the improvements located thereon shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement, then, in either event, Landlord may elect either to repair or rebuild (in the manner provided in the preceding sentence) the improvements located on the Property or to terminate this Lease upon giving notice of such election in writing to Tenant within ninety (90) days after the occurrence of the event causing the damage (such notice to specify, in good faith, whether

Landlord is terminating the Lease pursuant to subsection (a) and/or (b), above). In the event one of Landlord's stated reasons for terminating the Lease is subsection (a), Tenant shall have the option of providing notice to Landlord (the "Notice"), within twenty (20) days of Landlord's notice to Tenant, that Tenant, itself, shall pay the difference between the total amount of Landlord's insurance proceeds made available to Landlord for such repair, restoration, and replacement and the Landlord's total cost for the same. If Tenant provides the Notice to Landlord, the Lease and Landlord's obligation to repair, restore and replace the damaged improvements as provided hereunder shall not terminate, provided that Tenant also provides to Landlord within twenty (20) days of the Notice reasonable evidence satisfactory to Landlord that it has sufficient funds available (including, without limitation, a binding commitment for a loan from a bank or other institutional lender). Notwithstanding that Tenant has provided the Notice and such reasonable evidence, Landlord shall not be required to commence construction of any repairs, replacements, or restorations the cost of which would be in excess of Landlord's available insurance proceeds until Tenant has made available to Landlord its additional funds. Notwithstanding anything to the contrary in this Section 18, and provided that the casualty to the Property does not arise from the acts or omissions of Tenant, its agents, employees, contractors, or invitees and further provided that such casualty materially adversely affects Tenant's use and occupancy of the Property, if the time necessary to repair any casualty (as reasonably estimated by an independent architect in the Charleston area mutually designated by Landlord and Tenant) following such casualty exceeds two hundred and forty (240) days from the date of casualty, then Tenant shall have the right to terminate this Lease upon written notice given to Landlord within ninety (90) days after the occurrence of the event causing the damage. If the casualty, repairing, or rebuilding shall render the Property untenantable, in whole or in part, and the damage shall not have been due to the default or neglect of Tenant, a proportionate abatement of Base Rent shall be allowed from the date when the damage occurred until the date Landlord completes its work and Tenant is permitted to occupy the affected area, said proportion to be computed on the basis of the relation which the gross square foot area of the space in the building rendered untenantable bears to the entire building.

         19. Condemnation. If the whole of the Property or such portion thereof as will make said Property unusable for the purpose herein leased, be condemned by any legally constituted authority, this Lease shall terminate on the date when possession thereof is taken by public authorities, and rental shall be accounted for as between Landlord and Tenant as of that date and Tenant shall assign all of its rights to condemnation proceeds to Landlord (other than proceeds paid in respect of Tenant's property, stock in trade fixtures, furniture, furnishings, and equipment). In the event only such portion of the Property is acquired by condemnation as will leave the remaining Property, after alteration and repair, in condition suitable for use by Tenant, the monthly Rent from the day of such acquisition to the end of the original or any extended term of this Lease shall be reduced in proportion to the resulting loss of use of the Property by Tenant. Landlord shall perform all necessary alterations and repairs which shall be required to restore the Property to a safe and usable condition, provided, however, that Landlord shall not be obligated to expend for such repair an amount in excess of the net condemnation award received by Landlord, and that in no event shall Landlord be required to repair or replace Tenant's stock-in-trade, fixtures, furniture, furnishings, floor coverings and equipment, and Tenant shall be entitled to a proportionate abatement of Base Rent during the restoration period as provided in Section 18, above.

         20. Indemnity and Liability. Except to the extent caused by the negligent acts or omissions or willful misconduct of Landlord, its affiliates, and their respective employees, agents, and contractors, (a) Tenant shall indemnify and save Landlord harmless from any and all claims, damages, costs and expenses, including reasonable attorney's fees arising from Tenant's use and occupancy of the Property, and (b) Landlord shall not be liable, and Tenant waives all claims for damage to person or property sustained by Tenant, its employees or agents, resulting from the condition of the Property or as may result from any accident in or about the Property or which may be the result directly or indirectly from any act or neglect to the property of which the Lease is a part. Except to the extent caused by the negligent acts or omissions or willful misconduct of Landlord, its affiliates, and their employees, agents, and contractors, (i) Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's merchandise, equipment, fixtures or other personal property of Tenant or Tenant's business; (ii) Landlord shall not be responsible or liable to Tenant or those claiming by, through or under Tenant for any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting or adjoining Premises (other than the Stadium Property); (iii) Except as set forth in Section 5 hereof, Landlord shall not be responsible or liable for any defect, latent or otherwise, in any building constituting the Property of any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall it be responsible or liable for any injury, loss or damage to any person or to any property of Tenant or other person caused or resulting from bursting, breakage, or by or from leakage, ice, running, backing up, seepage, or the overflow of water or sewage in any part of the Property or from any damage caused by or resulting from acts of God or the elements. In the event Landlord transfers this lease, except as collateral security for a loan, upon such transfer Landlord will be released from all liability and obligations under this Lease arising or accruing on and after the date of such transfer. The indemnities provided in this Lease shall survive the termination or expiration of this Lease or any renewals.

         21. Reversion. At the end of the Term or upon cancellation of this Lease, Tenant shall surrender the Property to Landlord in a broom clean condition as good as the Property was at the beginning of the Term (subject to reasonable wear and tear and damage by casualty (to the extent not caused by Tenant or its employees, agents, contractors, or invitees) or condemnation, as provided in Sections 18 and 19 hereof) and free from any toxic or hazardous substances arising from Tenant's acts. Tenant will pay to Landlord double the Base Rent from and after the end of the Term and until such clean up is completed. Tenant will indemnify and save Landlord harmless from and against all claims made by any succeeding Tenant of the Property against Landlord because of delay in delivering possession of the Property, so far as such delay is occasioned by failure of Tenant to so surrender the Property in such condition.

         22. Effective Date of Lease. This Lease shall become effective as a binding agreement only upon the execution and delivery thereof by both Landlord and Tenant. If this Lease is signed by one party and submitted to the other party, it shall constitute an offer to lease which is subject to revocation at any time prior to execution by the other party and delivery of a fully executed copy to the submitting party.

         23. Notices. Any notice required to be given under this Lease shall be sent to the addresses provided below either by (a) United States certified mail, return receipt requested, or national overnight courier service (such as Federal Express), such notice being deemed delivered upon receipt or refusal of receipt or (b) by facsimile transmission, with confirmation of receipt of such facsimile transmission and hard copy sent first-class mail. Either party may change its notice address(es) hereunder by giving ten (10) days prior written notice to the other of such new address(es).

If to Landlord:

Duck Pond Creek, LLC
Attn: Gary F. Thornhill
4401 Belle Oaks Drive
Charleston, SC 29405-8530

If to Tenant:

Blackbaud, Inc.
Attn: Rob Shaw, Esq.
4401 Belle Oaks Drive
Charleston, SC 29405-8530

         24. Bankruptcy. If Tenant shall apply for relief under any bankruptcy act or shall be adjudicated bankrupt or insolvent or take the benefit of any federal reorganization or make a general assignment or take the benefit of any insolvent law, or if a Trustee in bankruptcy or a receiver be appointed or elected for Tenant, under federal or state law, this lease at the option of Landlord shall expire and end seven (7) days after Landlord gives Tenant written notice, UNLESS Tenant's trustee immediately cures any default of Tenant hereunder and provides (in compliance with federal and state laws) adequate assurance of future performance of Tenant's obligations hereunder.

         25. Beyond Landlord's Control. None of the acts, promises, covenants, or obligations on the part of Tenant to be kept, performed, or not performed as the case may be, nor the obligation of Tenant to pay Rent or other charges or payments on and after the Commencement Date, as provided hereunder, shall be anywise waived, excused, or affected by reason of Landlord being unable at any time during the Term of this Lease, to supply or to delay in supplying heat, light, elevator service or any other service expressed or implied on the part of Landlord to be supplied; or by reason of Landlord being unable to make any alterations, repairs, or decorations, or to supply any equipment or fixtures, or any other promise, covenant, or obligations on the part of the Landlord to be performed, if Landlord's inability or delay is caused by circumstances beyond Landlord's reasonable control, including, without limitation, by reason of war, civil commotion, acts of God, governmental restrictions, scarcity of labor or materials, strikes or labor walkouts.

         26. Keys. Landlord shall provide Tenant with one key per lock, and Tenant is responsible for accounting for all keys provided or duplicated and shall return all keys of leased Property to the Landlord upon termination or cancellation of this Lease and/or Tenant's vacating said Property. Landlord shall have the right, if in the Landlord's reasonable judgment it is necessary, to require Tenant at Tenant's expense to replace locks, and to supply Landlord with one key to the new locks. The Landlord shall retain a master key or pass key to the Property, including all security locks and systems. Tenant shall not change or install new locks (except for locks on desks and filing cabinets) or security systems without prior written approval of Landlord, which shall not unreasonably be withheld. Locks referred to in this Section 26 shall not include locks for desks, filing cabinets, safes, or vaults in the office building.

         27.      Estoppel Certificates. Financial Statements.

Tenant or Landlord shall from time to time, within ten (10) days following written notice from the other, execute, acknowledge and deliver to the requesting party a written statement certifying that this Lease is in full force and effect. This statement should also state whether or not the requesting party is in default in performance of any covenant and shall constitute an acknowledgment by the non-requesting party that this Lease is unmodified and in full force and effect, and shall constitute a waiver of any defaults by the non-requesting party which may have existed prior to the date of such notice of which the non-requesting party is aware. Time is of the essence in complying with this provision.

To the extent such information is otherwise publicly available, Tenant shall furnish to Landlord within one hundred twenty (120) days after the close of each fiscal year a balance sheet, as well as a profit and loss statement on Tenant for such fiscal year certified by Tenant to be correct and accurate and prepared in accordance with generally accepted accounting principles consistently applied and a quarterly profit and loss statement of Tenant.

         28. Peaceful Possession. Subject to the terms, covenants and conditions of this Lease, Tenant shall have, hold and enjoy quiet possession of the leased Property undisturbed by Landlord or parties acting through Landlord, subject to the rights of the holders of any mortgage which now covers said Property or which may hereafter be placed on the Property by Landlord (subject to the provisions of Section 32 hereof) and subject to the Easement set out in Exhibit C hereof, and any and all matters of public record as of the date hereof or known to Tenant as of the date hereof.

         29. Default. If Tenant fails to pay Rent on or before the due dates as herein stated (TIME IS OF THE ESSENCE), this Lease shall be in default. If Tenant fails to cure such default within five (5) days; or if Tenant shall be in default in performing any of the terms, covenants and conditions of this Lease other than the provision requiring the payment of Rent, and fails to cure such default within thirty (30) days after the receipt of written notice of default from Landlord provided that if Tenant shall have diligently commenced such cure within such 30-day period, then such cure period shall be extended for so long as Tenant shall be diligently attempting to cure such default, provided further that such aggregate cure period shall not exceed 90 days from the date of Landlord's written notice of default to Tenant; or if Property shall be abandoned or deserted for forty-five (45) days, or this Lease is assigned to any other persons, firm, office or corporation, without the permission of Landlord as required herein, this Lease, at Landlord's option, shall expire and terminate seven (7) days after Landlord delivers written notice to Tenant of such condition or default and Tenant shall immediately quit and surrender said Property to Landlord. In the event of any such default or breach of performance, Landlord without any further notice or demand of any kind to Tenant, may, with or without terminating the Lease re-enter and forthwith repossess the entire Property and without being liable for trespass or damage may relet, lease, or demise the Property to another tenant without any hindrance or prejudice to Landlord's right to distraint for and claim to any past due Rent, and Rent (including without limitation the reasonable costs of repair and restoration of the Property required due to Tenant's acts or omissions and Landlord's reasonable brokerage commissions and reasonable attorneys' fees incurred in connection with any such default and reletting) and from the time of such default or termination until the Property was leased or rented to another tenant, for all of which Tenant shall be responsible to Landlord. From and after any event of default that remains uncured beyond the applicable grace period set forth herein, as provided hereunder, in addition to Landlord's other rights and remedies hereunder and at law and equity, Landlord may charge Tenant default interest on any amounts owing to Landlord hereunder at the rate of the Prime Rate of interest as published from time to time in the Wall Street Journal plus four percent (4%). Landlord's rights and remedies hereunder are cumulative.

         30. Attorneys' Fees. In the event a dispute arises between the parties with regard to this Agreement, the parties agree that the non-prevailing party shall reimburse the prevailing party for all reasonable attorneys' fees, costs and expenses, arising from and after the date of this Agreement, incurred by the prevailing party in connection with the enforcement or interpretation of rights under this Agreement. This reimbursement includes, without limitation, reasonable attorneys' fees, costs and expenses for trial, appellate proceedings, out-of-court negotiations, workouts and settlement or for enforcement of rights under any state or federal statute, including without limitation, reasonable attorneys' fees, costs and expenses incurred to protect the prevailing party and attorneys' fees, costs and expenses incurred in bankruptcy and insolvency proceedings such as (but not limited to) in connection with seeking relief from stay in a bankruptcy proceeding. The term "expenses" as used herein, means any expenses incurred by the prevailing party in connection with any of the out-of-court, or state, federal or bankruptcy proceedings referenced above, including, but not limited to, the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by the prevailing party in connection therewith.

The prevailing party shall also be entitled to its attorneys' fees, costs, and expenses incurred in any post-judgment proceedings to collect and enforce the judgment. This provision is separate and several and shall survive the merger of this Agreement into any judgment on this Agreement.

         31. Definitions. "Landlord" as used in this Lease shall include the owner or owners of the property and/or the aforementioned managing agents as well as the Landlord's heirs, representatives, assigns, and successors in title to Property. "Tenant" shall include Tenant, Tenant's heirs and representatives, and if this Lease shall be assigned or sublet in compliance with the provisions of this Lease, shall include also Tenant's assignees or sublessees, as to Property covered by such assignment or sublease. "Agent" shall include agent, agent's successors, assigns, heirs and representatives. "Landlord", "Tenant" and "Agent" include male and female, singular, plural, corporation, partnership or individual, as may fit the particular parties.

         32. Subordination and Modification. Tenant covenants that this Lease shall be and shall remain subordinate to any mortgages placed upon the Property and Tenant shall, at the request of Landlord, execute any customary subordination and attornment agreements in form and substance reasonably acceptable to Landlord, provided that any such mortgagee has executed for Tenant a non-disturbance agreement in such mortgagee's usual and customary form. Further, if any prospective mortgagee of the Property requires, as a condition precedent to issuing its loan, the modification of this Lease in such manner that does not materially lessen Tenant's rights or increase its obligations hereunder, Tenant shall not unreasonably delay or withhold its consent to such modification and shall execute and deliver such conforming documents therefore as such mortgagee requires.

         33. Entire Agreement. This Lease and the exhibits hereto, together with (a) the Real Property Holder's Estoppel, Waiver and Consent Agreement of even date herewith between Landlord, Tenant, and Bankers Trust Company, and (b) the Non-Disturbance, Attornment and Subordination Agreement of even date herewith between Landlord, Tenant, and SouthTrust Bank N.A., contain the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by a dated written agreement signed by both Landlord and Tenant. No surrender of the Property or of the remainder of the Term of this Lease shall be valid unless accepted by Landlord in writing. TIME IS OF THE ESSENCE IN THIS AGREEMENT. This Lease amends, restates and supersedes in its entirety the Lease Agreement between Landlord and Tenant, dated as of May 27, 1999.

         34. Applicable Law. The parties executing this Lease acknowledge that the negotiations and anticipated performance of this Lease occurred or shall occur, and that this Lease is executed in the State of South Carolina; therefore, the parties irrevocable and unconditionally agree that South Carolina law shall govern the interpretation of this Lease and the rights and duties of the parties hereto.

         35. Permits. Tenant shall procure any and all permits required from local, state and federal governmental agencies, and/or otherwise, which may be required to use the Property in the manner permitted by this Lease. Any and all costs associated with such permits shall be the sole responsibility of the Tenant. At its sole cost and expense, Landlord shall procure all permits and approvals necessary for (i) construction of the improvements on the Property prior to the Commencement Date and (ii) the initial Certificate of Occupancy for the Property.

         36. Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained in this Lease and in all documents and agreements incorporated herein shall survive the execution and termination of this Lease.

         37. Severability. If any term or provision of this Lease shall to any extent be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this lease shall not be effective thereby and a balance of the terms and provisions of this Lease shall be valid and enforceable to the fullest extent either hereunder or as permitted by law.

         38. Heirs, Successors and Assigns. This Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns.

         39. Authority. The individuals signing this Lease personally warrant that they have the right and power to enter into this Lease, to grant the rights granted under this Lease, and to undertake the obligations undertaken in this Lease.

         40. Brokers. Tenant and Landlord represent that no broker or agent has any claim to a commission with respect to the Lease contemplated hereby. Landlord shall not be liable for any real estate fee, consulting fee, commission or other form of compensation whatsoever with respect to the transactions contemplated hereby. Tenant shall indemnify and hold Landlord harmless from and against and in respect to any and all liability or expense resulting from or in connection with fees, claims or commissions alleged to be due through Tenant's acts as a result of the transactions contemplated hereby to any person or entity.

         41. Captions. The marginal captions herein are done for convenience and reference only and shall not be deemed as part of this Lease or construed as in any manner or as amplifying the terms and provisions of this Lease to which they relate.

         42. Memorandum of Lease. Promptly after execution and delivery of this Lease, the parties shall execute, deliver and record in the land records of Berkeley County, South Carolina, a Memorandum of this Lease. At Landlord's request, upon the expiration or earlier termination of this Lease, Tenant shall execute in recordable form and deliver to Landlord a Notice of Termination of Lease to be recorded in the land records of Berkeley County, South Carolina. If Tenant shall fail to comply with Landlord's request within ten (10) days of Landlord's request therefore, Tenant hereby appoints Landlord as its attorney-in-fact to execute the same on behalf of Tenant.

IN WITNESS WHEREOF, the parties hereto have their duly authorized representative to execute this Lease on the day and year first above written.

WITNESSES:                               LANDLORD:

                                         DUCK POND CREEK, LLC, a South
                                         Carolina limited liability company

/s/ R. H. Shaw
------------------------------
                                         By: /s/ Anthony E. Bakker
                                             ------------------------------
/s/ Gretchen Miranda
------------------------------
                                         Its:
                                              -----------------------------

                                         TENANT:

                                         BLACKBAUD, INC., a South Carolina
                                         corporation
/s/ R. H. Shaw
------------------------------
                                         By: /s/ Gary F. Thornhill
                                             ------------------------------
/s/ Gretchen Miranda                     Its:  EVP
------------------------------                -----------------------------

                                    EXHIBIT A
                        TO LEASE AGREEMENT BY AND BETWEEN
                         DUCK POND CREEK, LLC (LANDLORD)
                                       AND
                            BLACKBAUD, INC. (TENANT)

The "Property" shall consist of all of that tract, parcel and piece of land, situate, lying and being on Daniel Island, City of Charleston, Berkeley County, measuring and containing approximately 36.491 acres above the DHEC-OCRM Critical Line, more or less, located in Parcel K, Phase 1, as more fully shown on a plat entitled "A Subdivision Plat of A 36.491 Acre Tract of Land Parcel K Phase 1 Owned by The Daniel Island Company Located In The City of Charleston Berkeley County, South Carolina," prepared by Mark S. Busey, R.L.S., dated December 8, 1997, with latest revisions dated January 27, 1998, and recorded in Plat Cabinet N, Page 114, in the RMC Office for Berkeley County, South Carolina LESS AND EXCEPT that portion of such tract identified in cross-hatch on Exhibit A-1, attached hereto and made a part hereof.

                                    EXHIBIT B

                                      RENT

Upon thirty (30) days following the issuance of a Certificate of Occupancy for the office building, during the Term Tenant shall pay to Landlord annually Base Rent in an amount equal to Four Million Two Hundred Eighty-Seven Thousand and No 00/100 Dollars ($4,287,000.00) payable in equal monthly installments of Three Hundred Fifty-Seven Thousand, Two Hundred Fifty and No 00/100 Dollars ($357,250.00).

The Base Rent shall escalate annually (including during any renewal term) at a rate equal to the percentage increase in the CPI (as hereafter defined) for a given lease year over the CPI for the prior lease year. The increase shall take effect beginning with the Rent payment due on the third anniversary date of the Commencement Date (there being no increase in Base Rent for the first three lease years, the increase beginning with the fourth lease year) and shall continue on each anniversary of the Commencement Date thereafter, and shall be calculated based on the increase in the CPI published in October immediately prior to the lease year for which the increase in Base Rent is being determined, over that published the October one year before. "CPI" shall mean the Consumer Price Index - U.S. City Average for Urban Wage Earners and Clerical Workers, all Items (1982-84 = 100) of the United States Bureau of Labor Statistics. In no event shall Base Rent for a given lease year ever be less than the Base Rent for the prior lease year.

                                    EXHIBIT C

STATE OF SOUTH CAROLINA                                   DECLARATION OF
                                                        ACCESS AND PARKING
COUNTY OF BERKELEY                                           EASEMENT


         THIS DECLARATION OF ACCESS AND PARKING EASEMENT (the "Declaration of Easement") is made this _____ day of ___________, 1999 by DUCK POND CREEK LLC, a South Carolina limited liability company ("Declarant").

                              W I T N E S S E T H :

         WHEREAS, Declarant is the record owner of the property described as the "Office Property" on Exhibit A, attached hereto and incorporated herein by reference; and

         WHEREAS, Declarant is also the record owner of the property described as the "Stadium Property" and shown in cross-hatch on Exhibit A-1, attached hereto and incorporated herein by reference; and

         WHEREAS, in order to provide for certain parking and access rights for the benefit of the Stadium Property over, upon and across the Office Property, Declarant desires to and does subject the Stadium Property and the Office Property to this Declaration of Easement.

         NOW, THEREFORE, Declarant hereby declares as follows:

                  1. The recitals set out above are incorporated herein by reference.

                  2. There shall exist during Non-Business Hours (for purposes of this Declaration of Easement, "Non-Business Hours" being defined as all hours other than 8:30 A.M. to 6:00 P.M. Monday through Friday and all hours on commonly observed state and national holidays) a non-exclusive right of access, for the benefit of the Stadium Property, over, upon, and across the access ways, driveways, and parking areas located upon the Office Property for vehicular (both passenger and commercial) and pedestrian ingress, egress, and regress to and from the Stadium Property to the public right-of-way.

                  3. There shall exist during Non-Business Hours a non-exclusive right over, upon and across the designated parking areas located on the Office Property for the benefit of the Stadium Property for parking of vehicles (both passenger and commercial) for training camps, practices, scrimmages, games, concerts, fairs, and any other events held on or uses made of the Stadium Property. Notwithstanding the foregoing, Declarant shall designate a reserved parking area on the Office Property reasonably proximate to the office building containing 50 parking spaces that shall be reserved for the exclusive use of the Office Tenant, as defined below, and its subtenants, if any (hereinafter, "All Office Tenants") and which shall not be subject to the rights for the benefit of the Stadium Property set forth in this Section 3.

                  4. In connection with the use of the easements created herein, Declarant shall require in any lease, license, or other use or occupancy agreement for the Stadium Property or any portions thereof (but excluding tickets or other rights, permission, or licenses to go upon the Stadium Property that are sold, granted, or made available to the public, visitors, spectators, etc.) (hereinafter, a "Stadium Lease") provisions, among others, stating (i) that the tenant (or licensee, as applicable,) under any Stadium Lease (hereinafter, a "Stadium Tenant"), provide, at its sole cost, after-event clean-up of the Office Property in connection with any use of the easements

                                 EXHIBIT C - 2
created hereunder, (ii) that the Stadium Tenant indemnify All Office Tenants from and against any loss, cost, damage, or liability (including reasonable attorneys' fees and court costs) arising out of its use of the Office Property (including use by its employees, agents, contractors, and invitees, hereinafter "Use," the lower-case "use" specifically referring to use only by a Stadium Tenant itself or by its employees and agent, but excluding use by its contractors and invitees) pursuant to easements created herein, (iii) that the Stadium Tenant shall maintain public liability insurance for matters arising out of its Use of the Office Property pursuant to easements created herein in a minimum amount of $5,000,000 naming All Office Tenants as additional insureds;
(iv) that the Stadium Tenant shall comply with all applicable governmental rules, regulations, laws, restrictions (including any public or private covenants, conditions, or restrictions applicable to the Stadium Property as part of Daniel Island), and ordinances in its use of the Stadium Property and in its use of the Office Property hereunder; and (v) that the Stadium Tenant shall maintain the Stadium Property (or the portion thereof that is the subject of its Stadium Lease) in good condition. Upon written request, Declarant, at its election, shall provide to the Office Tenant a copy of any Stadium Lease(s) containing such provisions. In the event that Declarant has elected not to provide the Office Tenant with a requested copy of a Stadium Lease containing such provisions or in the event that Declarant has not entered into a Stadium Lease in connection with any particular use of the Stadium, then Declarant itself shall directly and for the benefit of All Office Tenants be obligated to perform the covenants set forth in subparagraphs (i) through (v), above, with respect to the activities of (a) any Stadium Tenant the Stadium Lease for which Declarant has elected not to provide the Office Tenant a copy and (b) any particular use of the Stadium for which Declarant has not entered into a Stadium Lease.

                                 EXHIBIT C - 3

                  5. This Declaration of Easement shall inure to and be binding upon the heirs, successors and assigns of Declarant and shall run with and benefit and burden the Stadium Property and shall run with and benefit and burden the Office Property forever or until this Declaration and the easements created hereunder shall be terminated by Declarant or its heirs, successors and assigns by written, recorded instrument.

                  6. Declarant shall use its reasonable best efforts to provide Blackbaud, Inc., the initial tenant of the Office Property (together with its successors and assigns, but specifically excluding its subtenants, if any, the "Office Tenant"), reasonable prior notice of the events to be held at the Stadium. Declarant will not materially amend this Declaration of Easement without the prior written consent of the Office Tenant which consent shall not unreasonably be withheld, conditioned, or delayed.

                  7. In the event that Declarant reasonably determines that it is in the best interest of the Office Property and the Stadium Property to subdivide the Stadium Property from the Office Property, in compliance with all local laws and ordinances, All Office Tenants shall reasonably cooperate with Declarant to accomplish the same, at no expense to any such tenant(s) provided that any such subdivision shall not have a material adverse effect on the use, utility, value of, or expenses required to own or operate, the Office Property. Any such subdivision may necessarily include a provision for recording a shared access and parking easement between the Office Property and the Stadium Property in reasonable and customary form and reasonably acceptable to Declarant, the Office Tenant, the local governmental jurisdiction having authority over such subdivision, and any lenders holding either a fee or leasehold mortgage on the Office Property or the Stadium Property.

                                 EXHIBIT C - 4

                  8. The Office Tenant shall be a third-party beneficiary hereunder and, as such, shall be entitled to enforce the covenants and obligations contained herein against the Declarant and any Stadium Tenant.

IN WITNESS WHEREOF, the duly authorized Manager of Declarant has set his hand and affixed his seal as of the day and year first above written.

                                          DUCK POND CREEK LLC

Witness: ________________________

Witness: ________________________         By: ____________________________(SEAL)

                                          Title: _________________________

SOUTH CAROLINA

BERKELEY COUNTY

I, the undersigned Notary Public do hereby certify that ___________________________ personally appeared before me this day and acknowledged that he is the Manager of DUCK POND CREEK LLC, a South Carolina limited liability company, and that by authority duly given as the act of the limited liability company, the foregoing instrument was signed by him as its Manager under seal.

Witness my hand and official seal this _____ day of ____________, 1999.

                                  NOTARY PUBLIC

My Commission Expires:

(Notary Seal)

                                 EXHIBIT C - 5

                                    EXHIBIT A

                  TO DECLARATION OF ACCESS AND PARKING EASEMENT

The "Office Property" shall consist of all of that tract, parcel and piece of land, situate, lying and being on Daniel Island, City of Charleston, Berkeley County, measuring and containing approximately 36.491 acres above the DHEC-OCRM Critical Line, more or less, located in Parcel K, Phase 1, as more fully shown on a plat entitled "A Subdivision Plat of A 36.491 Acre Tract of Land Parcel K Phase 1 Owned by The Daniel Island Company Located In The City of Charleston Berkeley County, South Carolina," prepared by Mark S. Busey, R.L.S., dated December 8, 1997, with latest revisions dated January 27, 1998, and recorded in Plat Cabinet N, Page 114, in the RMC Office for Berkeley County, South Carolina (the "36.491 Acre Tract") LESS AND EXCEPT that portion of such tract identified in cross-hatch on Exhibit A-1, attached hereto and made a part hereof.

The "Stadium Tract" shall consist of that portion of the 36.491 Acre Tract identified in cross-hatch on Exhibit A-1.

                                    Exhibit D

1. Construction Management Agreement, dated as of May 28, 1998, between Landlord and Hill Construction Corporation, as amended, modified or supplemented.

2. Architect's Agreement, dated as of May 21, 1998, between Landlord and Stubbs Muldrow Herin Architects, Inc., as amended, modified or supplemented.

3. Site Work Engineering Agreement between Landlord and Seamon & Whiteside, as amended, modified or supplemented.

4. Interior Design Agreement between Landlord and Henry J. Smith Architects, as amended, modified or supplemented (if applicable), subject to the limitations set forth in subparagraph 5(c) below.

5. The current plans, drawings and specifications for the office building and other improvements to the Property (a) issued by Stubbs Muldrow Herin Architects, Inc., as of October 13, 1999, (b) issued by Seamon & Whiteside (site work engineers), as of October 13, 1999, and (c) to be issued by Henry J. Smith Architects (interior designer) and approved by Landlord, provided that Landlord covenants that the interior design work to be designed by such firm and approved by Landlord shall be consistent with the standards for newly constructed first-class office buildings in Charleston, South Carolina. Landlord and Tenant shall, not later than October 22, 1999, cause to be prepared, and shall confirm in writing, a list of such plans, drawings and specifications, and such list, upon confirmation thereof in writing by Landlord and Tenant, shall be deemed to be included in, and made a part of, this Exhibit D.